EXHIBIT 99.1

Home BancShares, Inc. Remains Steady and Solid in First Quarter, Margin Remains Unchanged

CONWAY, Ark., April 18, 2019 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (NASDAQ GS: HOMB), parent company of Centennial Bank, released first quarter earnings today that included a net interest margin that remained flat from the fourth quarter of 2018 at 4.30%.

Highlights of the First Quarter of 2019:

Centennial Community Banking			Centennial CFG

Performance Metric	Q1 2019	Q4 2018	Performance Metric	Q1 2019	Q4 2018
Net Income	$58.1 million	$57.7 million	Net Income	$12.0 million	$12.2 million
Total Revenue	$166.9 million	$165.9 million	Total Revenue	$31.1 million	$30.6 million
ROA	1.80%	1.77%	ROA	3.08%	3.33%
Net Interest Margin	4.20%	4.18%	Net Interest Margin	5.34%	5.50%
Purchase Accounting Accretion	$8.3 million	$8.6 million	Purchase Accounting Accretion	$33,000	$33,000

Shore Premier Finance			Consolidated

Performance Metric	Q1 2019	Q4 2018	Performance Metric	Q1 2019	Q4 2018
Net Income	$1.3 million	$1.1 million	Net Income	$71.4 million	$71.0 million
Total Revenue	$5.2 million	$4.8 million	Total Revenue	$203.2 million	$201.3 million
ROA	1.15%	1.06%	ROA	1.92%	1.90%
Net Interest Margin	3.04%	3.29%	Net Interest Margin	4.30%	4.30%
Purchase Accounting Accretion	$741,000	$812,000	Purchase Accounting Accretion	$9.1 million	$9.4 million
			ROTCE (non-GAAP)(1)	21.53%	21.08%
			Diluted Earnings Per Share	$0.42	$0.41

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

“Considering all the noise in the market the last two quarters, we are proud to maintain our net interest margin at 4.30% and to meet the earnings per share target of $0.42,” said John Allison, Chairman. “We think stability and good asset quality are important and outweigh the need for fast growth,” Allison continued.

“Centennial Community Banking saw improvement in its net interest margin for the 1st quarter with 4.20%, up from 4.18% in the fourth quarter of 2018. Our core banking footprint remained steady during the recent chaos in the economy,” said Tracy French, Centennial Bank President and Chief Executive Officer.

“With an increase in return on average assets, return on tangible common equity and meeting our EPS target, Home BancShares delivered another good solid quarter for our shareholders,” said Randy Sims, Home BancShares, Inc. Chief Executive Officer.

Operating Highlights

Our net interest margin was 4.30% for the three-month period ended March 31, 2019 and December 31, 2018. The yield on loans was 6.03% and 5.96% for the three months ended March 31, 2019 and December 31, 2018, respectively, as average loans increased from $10.88 billion to $11.04 billion. The rate on subordinated debentures increased from 5.61% as of December 31, 2018 to 5.78% as of March 31, 2019.  Since the interest expense on our subordinated debentures is on the 30/360 accrual method, the increase was primarily due to having two less days in the first quarter of 2019 compared to the fourth quarter of 2018, plus the increase in the floating rates on our trust preferred securities.  Additionally, the rate on interest bearing deposits increased to 1.34% as of March 31, 2019 from 1.22% as of December 31, 2018, with average balances of $8.50 billion and $8.20 billion, respectively.  The net interest margin for the quarter ended March 31, 2019 remained flat when compared to the quarter ended December 31, 2018 as the result of an increase in average interest earning assets and yield on interest earning assets, which was offset by an increase in interest bearing liabilities and yield on interest bearing liabilities.

For the three months ended March 31, 2019 and December 31, 2018, we recognized $9.1 million and $9.4 million, respectively, in total net accretion for acquired loans and deposits.  Purchase accounting accretion on acquired loans was $9.0 million and $9.4 million and average purchase accounting loan discounts were $131.6 million and $141.2 million for the three-month periods ended March 31, 2019 and December 31, 2018, respectively.  Net accretion of time deposit premiums was $30,198 and $48,777 and net average remaining CD premiums were $357,000 and $396,000 for the three-month periods ended March 31, 2019 and December 31, 2018, respectively.

Net interest income on a fully taxable equivalent basis decreased $857,000, or 0.60%, to $140.8 million for the three-month period ended March 31, 2019, from $141.7 million for the three-month period ended December 31, 2018.  This decrease in net interest income for the three-month period ended March 31, 2019 was the result of a $2.5 million increase in interest expense on interest bearing liabilities, which was partially offset by a $1.7 million increase in interest income.  The $2.5 million increase in interest expense was primarily the result of a $2.8 million increase in interest expense on interest bearing deposits repricing in a higher interest rate environment, combined with a 3.7% increase in average interest-bearing deposits. The repricing of our interest-bearing liabilities in a higher interest rate environment resulted in an approximately $2.6 million increase in interest expense. The higher level of our interest-bearing liabilities resulted in an increase in interest expense of approximately $578,000.  These increases were partially offset by a decrease of approximately $648,000 in interest expense due to there being two less days in the first quarter of 2019 compared to the fourth quarter of 2018. The $1.7 million increase in interest income was primarily the result of a 1.6% increase in interest earning assets. The higher level of earning assets resulted in an increase in interest income of approximately $2.6 million and a $2.7 million increase in earning asset yields.  These increases were partially offset by a decrease of approximately $3.6 million in interest income due to there being two less days in the first quarter of 2019 compared to the fourth quarter of 2018.

Centennial CFG net interest margin was 5.34% for the quarter just ended compared to 5.50% for the quarter ended December 31, 2018. Centennial CFG net interest margin for the first quarter of 2019 includes average interest earning assets of $1.55 billion and net interest income of $20.4 million, compared to average interest earning assets of $1.46 billion and net interest income of $20.2 million for the quarter ended December 31, 2018. During 2018, Centennial CFG recognized $7.2 million of interest income from payoff events including minimum interest, default interest, acceleration of deferred origination fees and acceleration of other discounts.  Centennial CFG interest income events of approximately $1.0 million, $2.1 million, $4.0 million and $100,000 were recognized during the first, second, third and fourth quarters of 2018, respectively.  These interest income events impacted the Company’s net interest margin by 3, 6, 12 and 0 basis points for the first, second, third and fourth quarters of 2018, respectively.  During the first quarter of 2019, Centennial CFG had no interest income events as a result of payoffs.

Centennial Community Banking (excluding Centennial CFG and Shore Premier Finance) net interest margin was 4.20% for the quarter just ended compared to 4.18% for the quarter ended December 31, 2018. The net interest margin for the first quarter of 2019 includes average interest earning assets of $11.31 billion and net interest income of $117.2 million, compared to average interest earning assets of $11.23 billion and net interest income of $118.2 million for the fourth quarter of 2018.

The acquisition of Shore Premier Finance is dilutive to our consolidated net interest margin by 3 basis points.

During the first quarter of 2019 and the fourth quarter of 2018, the Company did not record a provision for loan loss.  The Company continues to see strong asset quality.  Non-performing loans to total loans was 0.58% as of March 31, 2019 and December 31, 2018, and non-performing assets to total assets was 0.52% as of March 31, 2019 compared to 0.51% as of December 31, 2018. For the first quarter of 2019, net charge-offs were $2.4 million compared to net charge-offs of $1.4 million for the fourth quarter of 2018.

The Company reported $23.7 million of non-interest income for the first quarter of 2019, compared to $23.5 million for the fourth quarter of 2018. The most important components of the first quarter non-interest income were $6.6 million from other service charges and fees, $6.4 million from service charges on deposits accounts, $2.4 million from mortgage lending income, $2.5 million from other income and $3.5 million from dividends from the FHLB, FRB, FNBB & other equity investments.  During the first quarter of 2019, the Company received a $2.1 million special dividend from an equity investment. This special dividend was related to a significant income realization event generated in the first quarter of 2019 from one of the underlying assets in the equity investment. The Company exceeded $10 billion in assets during the first quarter of 2017 and became subject to the Durbin Amendment to the Dodd-Frank Act interchange fee restrictions beginning in the third quarter of 2018. The Durbin Amendment negatively impacted debit card and ATM fees beginning in the second half of 2018. The Company estimates quarterly interchange fees are approximately $3.0 million dollars lower as a result of the Durbin Amendment.

Non-interest expense for the first quarter of 2019 was $69.1 million compared to $71.3 million for the fourth quarter of 2018.  During the first quarter of 2019, the company incurred $900,000 in expense related to an outsourced special project. The Company also incurred $897,000 in hurricane expense associated with Hurricane Michael which made landfall in Mexico Beach, Florida on October 10, 2018. For the first quarter of 2019, our efficiency ratio was 41.01% compared to 42.18% reported for the fourth quarter of 2018.

Financial Condition

Total loans receivable were $10.98 billion at March 31, 2019 compared to $11.07 billion at December 31, 2018.  Total deposits were $11.07 billion at March 31, 2019 compared to $10.90 billion at December 31, 2018.  Total assets were $15.18 billion at March 31, 2019 compared to $15.30 billion at December 31, 2018.

During the first quarter 2019, the Company experienced approximately $92.9 million in organic loan decline.  Centennial Community Banking experienced approximately $76.3 million in organic loan decline. Centennial CFG experienced $25.1 million of organic loan decline and had loans of $1.52 billion at March 31, 2019.   Additionally, Shore Premier Finance experienced $8.5 million of loan growth and had loans of $436.2 million at March 31, 2019.

Non-performing loans at March 31, 2019 were $17.7 million, $40.0 million, $3.0 million, $3.5 million and zero in the Arkansas, Florida, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $64.2 million.  Non-performing assets at March 31, 2019 were $24.9 million, $48.2 million, $3.0 million, $3.5 million and zero in the Arkansas, Florida, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $79.6 million.

The Company’s allowance for loan losses was $106.4 million at March 31, 2019, or 0.97% of total loans, compared to $108.8 million, or 0.98% of total loans, at December 31, 2018. As of March 31, 2019, and December 31, 2018, the Company’s allowance for loan losses was 165.7% and 169.4% of its total non-performing loans, respectively.

Stockholders’ equity was $2.36 billion at March 31, 2019 compared to $2.35 billion at December 31, 2018, an increase of $11.6 million. The increase in stockholders’ equity is primarily associated with the $51.0 million increase in retained earnings, $9.5 million decrease in comprehensive loss and the repurchase of $51.7 million of our common stock during the first quarter of 2019.  Book value per common share was $14.04 at March 31, 2019 compared to $13.76 at December 31, 2018.  Tangible book value per common share (non-GAAP) was $8.10 at March 31, 2019 compared to $7.90 at December 31, 2018, an annualized increase of 10.3%.

Branches

The Company currently has 77 branches in Arkansas, 76 branches in Florida, 5 branches in Alabama and one branch in New York City.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, April 18, 2019.  We encourage all participants to pre-register for the conference call using the following link:  http://dpregister.com/10129659.  Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the live call.  Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email.  The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.

Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-877-508-9586 and asking for the Home BancShares conference call.  A replay of the call will be available by calling 1-877-344-7529, Passcode: 10129659, which will be available until April 25, 2019 at 10:59 p.m. CT (11:59 ET).  Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under “Investor Relations” for 12 months.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity, as adjusted; efficiency ratio, as adjusted and tangible book value per common share--to provide meaningful supplemental information regarding our performance.  These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions.  Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General

This release contains forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements.  These factors include, but are not limited to, the following:  economic conditions, credit quality, interest rates, loan demand, the ability to successfully integrate new acquisitions, increased regulatory requirements as a result of our exceeding $10 billion in total assets, legislative and regulatory changes, technological changes and cybersecurity risks, competition from other financial institutions, changes in the assumptions used in making the forward-looking statements, and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 26, 2019.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and New York City. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB.”

FOR MORE INFORMATION CONTACT:

Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(In thousands)	2019	2018	2018	2018	2018

ASSETS

Cash and due from banks	$141,027	$175,024	$208,681	$197,658	$185,479
Interest-bearing deposits with other banks	421,443	482,915	323,376	298,085	325,122
Cash and cash equivalents	562,470	657,939	532,057	495,743	510,601
Federal funds sold	1,700	325	500	500	1,825
Investment securities - available-for-sale	2,013,123	1,785,862	1,744,430	1,718,704	1,693,018
Investment securities - held-to-maturity	-	192,776	199,266	204,401	213,731
Loans receivable	10,978,935	11,071,879	10,832,815	10,897,970	10,325,736
Allowance for loan losses	(106,357)	(108,791)	(110,191)	(111,516)	(110,212)
Loans receivable, net	10,872,578	10,963,088	10,722,624	10,786,454	10,215,524
Bank premises and equipment, net	279,012	233,261	233,652	234,634	235,607
Foreclosed assets held for sale	14,466	13,236	13,507	17,853	20,134
Cash value of life insurance	149,353	148,621	148,014	147,281	147,424
Accrued interest receivable	50,288	48,945	48,909	45,682	45,361
Deferred tax asset, net	64,061	73,275	79,548	78,435	78,328
Goodwill	958,408	958,408	958,408	956,418	927,949
Core deposit and other intangibles	41,310	42,896	44,484	46,101	47,726
Other assets	172,732	183,806	187,339	191,914	186,001
Total assets	$15,179,501	$15,302,438	$14,912,738	$14,924,120	$14,323,229

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$2,519,175	$2,401,232	$2,482,857	$2,523,553	$2,473,602
Savings and interest-bearing transaction accounts	6,650,181	6,624,407	6,420,951	6,573,902	6,437,408
Time deposits	1,898,096	1,874,139	1,720,930	1,638,578	1,485,605
Total deposits	11,067,452	10,899,778	10,624,738	10,736,033	10,396,615
Securities sold under agreements to repurchase	152,239	143,679	142,146	139,750	150,315
FHLB and other borrowed funds	1,105,175	1,472,393	1,363,851	1,309,950	1,115,061
Accrued interest payable and other liabilities	124,172	67,912	72,381	55,971	54,845
Subordinated debentures	368,979	368,790	368,596	368,403	368,212
Total liabilities	12,818,017	12,952,552	12,571,712	12,610,107	12,085,048

Stockholders' equity
Common stock	1,682	1,707	1,741	1,745	1,736
Capital surplus	1,560,904	1,609,810	1,668,106	1,693,337	1,671,141
Retained earnings	803,170	752,184	701,900	642,540	585,586
Accumulated other comprehensive (loss) income	(4,272)	(13,815)	(30,721)	(23,609)	(20,282)
Total stockholders' equity	2,361,484	2,349,886	2,341,026	2,314,013	2,238,181
Total liabilities and stockholders' equity	$15,179,501	$15,302,438	$14,912,738	$14,924,120	$14,323,229

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
(In thousands)	2019	2018	2018	2018	2018	2019	2018

Interest income
Loans	$163,848	$163,201	$166,334	$152,996	$148,065	$163,848	$148,065
Investment securities
Taxable	10,706	9,873	9,011	8,979	8,970	10,706	8,970
Tax-exempt	3,379	3,456	3,427	3,368	3,006	3,379	3,006
Deposits - other banks	1,543	1,241	1,273	1,206	929	1,543	929
Federal funds sold	11	9	6	12	6	11	6

Total interest income	179,487	177,780	180,051	166,561	160,976	179,487	160,976

Interest expense
Interest on deposits	28,006	25,207	21,412	18,164	14,806	28,006	14,806
Federal funds purchased	-	-	-	-	1	-	1
FHLB borrowed funds	6,118	6,474	7,055	4,245	4,580	6,118	4,580
Securities sold under agreements to repurchase	634	602	472	372	376	634	376
Subordinated debentures	5,259	5,215	5,202	5,168	5,004	5,259	5,004

Total interest expense	40,017	37,498	34,141	27,949	24,767	40,017	24,767

Net interest income	139,470	140,282	145,910	138,612	136,209	139,470	136,209
Provision for loan losses	-	-	-	2,722	1,600	-	1,600
Net interest income after provision for loan losses	139,470	140,282	145,910	135,890	134,609	139,470	134,609

Non-interest income
Service charges on deposit accounts	6,401	7,004	6,992	6,780	6,075	6,401	6,075
Other service charges and fees	6,563	7,598	9,041	9,797	10,155	6,563	10,155
Trust fees	403	290	437	379	446	403	446
Mortgage lending income	2,435	2,554	3,691	3,477	2,657	2,435	2,657
Insurance commissions	609	442	463	526	679	609	679
Increase in cash value of life insurance	736	737	735	730	654	736	654
Dividends from FHLB, FRB, FNBB & other	3,505	1,992	1,288	1,600	877	3,505	877
Gain (loss) on SBA loans	241	75	47	262	182	241	182
Gain (loss) on branches, equipment and other assets, net	79	(25)	(102)	-	7	79	7
Gain (loss) on OREO, net	206	114	836	1,046	405	206	405
Other income	2,494	2,726	2,419	3,076	3,668	2,494	3,668

Total non-interest income	23,672	23,507	25,847	27,673	25,805	23,672	25,805

Non-interest expense
Salaries and employee benefits	37,836	36,230	37,825	34,476	35,014	37,836	35,014
Occupancy and equipment	8,823	8,310	8,148	8,519	8,983	8,823	8,983
Data processing expense	3,970	3,642	3,461	3,339	3,986	3,970	3,986
Other operating expenses	18,428	23,090	16,689	16,894	15,397	18,428	15,397

Total non-interest expense	69,057	71,272	66,123	63,228	63,380	69,057	63,380

Income before income taxes	94,085	92,517	105,634	100,335	97,034	94,085	97,034
Income tax expense	22,735	21,487	25,350	24,310	23,970	22,735	23,970
Net income	$71,350	$71,030	$80,284	$76,025	$73,064	$71,350	$73,064

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars and shares in thousands,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
except per share data)	2019	2018	2018	2018	2018	2019	2018

PER SHARE DATA

Diluted earnings per common share	$0.42	$0.41	$0.46	$0.44	$0.42	$0.42	$0.42
Diluted earnings per common share, as adjusted, excluding special dividend from equity investment, merger expenses, hurricane expenses & outsourced special project expense (non-GAAP)(1)	0.42	0.44	0.46	0.44	0.42	0.42	0.42
Basic earnings per common share	0.42	0.41	0.46	0.44	0.42	0.42	0.42
Dividends per share - common	0.1200	0.1200	0.1200	0.1100	0.1100	0.1200	0.1100
Book value per common share	14.04	13.76	13.44	13.26	12.89	14.04	12.89
Tangible book value per common share (non-GAAP)(1)	8.10	7.90	7.68	7.52	7.27	8.10	7.27

STOCK INFORMATION

Average common shares outstanding	169,592	173,023	174,440	173,403	173,761	169,592	173,761
Average diluted shares outstanding	169,592	173,311	174,867	173,936	174,383	169,592	174,383
End of period common shares outstanding	168,173	170,720	174,135	174,511	173,603	168,173	173,603

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.92%	1.90%	2.14%	2.13%	2.08%	1.92%	2.08%
Return on average assets excluding special dividend from equity investment, merger expenses, hurricane expenses & outsourced special project expense (ROA, as adjusted) (non-GAAP)(1)	1.91%	2.03%	2.14%	2.13%	2.08%	1.91%	2.08%
Return on average assets excluding intangible amortization (non-GAAP)(1)	2.09%	2.07%	2.33%	2.32%	2.27%	2.09%	2.27%
Return on average common equity	12.34%	12.05%	13.74%	13.54%	13.38%	12.34%	13.38%
Return on average common equity excluding special dividend from equity investment, merger expenses, hurricane expenses & outsourced special project expense: (ROE, as adjusted) (non-GAAP)(1)	12.30%	12.86%	13.74%	13.54%	13.38%	12.30%	13.38%
Return on average tangible common equity (non-GAAP)(1)	21.53%	21.08%	24.20%	23.90%	23.94%	21.53%	23.94%
Return on average tangible common equity excluding special dividend from equity investment, merger expenses, hurricane expenses & outsourced special project expense: (ROTCE, as adjusted) (non-GAAP)(1)	21.45%	22.50%	24.20%	23.90%	23.94%	21.45%	23.94%
Efficiency ratio	41.01%	42.18%	37.23%	36.74%	37.83%	41.01%	37.83%
Efficiency ratio, as adjusted (non-GAAP)(1)	40.58%	38.30%	37.40%	37.03%	37.97%	40.58%	37.97%
Net interest margin - FTE	4.30%	4.30%	4.46%	4.47%	4.46%	4.30%	4.46%
Fully taxable equivalent adjustment	$1,367	$1,412	$1,489	$1,403	$1,209	$1,367	$1,209
Total revenue	203,159	201,287	205,898	194,234	186,781	203,159	186,781
Total purchase accounting accretion	9,055	9,432	10,744	10,669	10,608	9,055	10,608
Average purchase accounting loan discounts	131,596	141,244	151,377	153,624	164,122	131,596	164,122

OTHER OPERATING EXPENSES

Advertising	$1,051	$1,214	$1,154	$1,142	$962	$1,051	$962
Merger and acquisition expenses	-	6,013	-	-	-	-	-
Amortization of intangibles	1,587	1,587	1,617	1,624	1,626	1,587	1,626
Electronic banking expense	1,903	1,969	1,947	1,828	1,878	1,903	1,878
Directors' fees	434	319	314	318	330	434	330
Due from bank service charges	238	289	253	242	219	238	219
FDIC and state assessment	1,710	1,869	2,293	2,788	1,608	1,710	1,608
Hurricane expense	897	470	-	-	-	897	-
Insurance	697	737	762	714	887	697	887
Legal and accounting	981	1,151	761	858	778	981	778
Other professional fees	2,812	1,465	1,748	1,601	1,639	2,812	1,639
Operating supplies	536	510	510	602	600	536	600
Postage	326	325	311	323	344	326	344
Telephone	303	324	337	371	373	303	373
Other expense	4,953	4,848	4,682	4,483	4,153	4,953	4,153

Total other operating expenses	$18,428	$23,090	$16,689	$16,894	$15,397	$18,428	$15,397

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	June. 30,	Mar. 31,
(Dollars in thousands)	2019	2018	2018	2018	2018

BALANCE SHEET RATIOS

Total loans to total deposits	99.20%	101.58%	101.96%	101.51%	99.32%
Common equity to assets	15.56%	15.36%	15.70%	15.51%	15.63%
Tangible common equity to tangible assets (non-GAAP)(1)	9.60%	9.43%	9.62%	9.42%	9.46%

LOANS RECEIVABLE

Real estate
Commercial real estate loans
Non-farm/non-residential	$4,623,174	$4,806,684	$4,685,827	$4,734,315	$4,658,209
Construction/land development	1,649,303	1,546,035	1,550,910	1,662,199	1,641,834
Agricultural	76,092	76,433	72,930	77,053	81,151
Residential real estate loans
Residential 1-4 family	1,947,119	1,975,586	1,982,666	1,960,841	1,915,346
Multifamily residential	538,098	560,475	608,608	540,526	464,194
Total real estate	8,833,786	8,965,213	8,900,941	8,974,934	8,760,734
Consumer	448,093	443,105	428,192	417,499	40,842
Commercial and industrial	1,505,773	1,476,331	1,303,841	1,287,637	1,324,173
Agricultural	58,966	48,562	58,644	55,768	50,770
Other	132,317	138,668	141,197	162,132	149,217
Loans receivable	$10,978,935	$11,071,879	$10,832,815	$10,897,970	$10,325,736

Discount for credit losses on purchased loans	$106,617	$113,648	$120,849	$129,903	$137,404
Purchased loans, net of discount for credit losses on purchased loans	2,712,315	2,900,284	3,081,695	3,522,753	3,232,004

ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$108,791	$110,191	$111,516	$110,212	$110,266
Loans charged off	3,391	1,814	2,501	2,132	2,540
Recoveries of loans previously charged off	957	414	1,176	714	886
Net loans (recovered)/charged off	2,434	1,400	1,325	1,418	1,654
Provision for loan losses	-	-	-	2,722	1,600
Balance, end of period	$106,357	$108,791	$110,191	$111,516	$110,212

Net (recoveries) charge-offs to average total loans	0.09%	0.05%	0.05%	0.05%	0.06%
Allowance for loan losses to total loans	0.97%	0.98%	1.02%	1.02%	1.07%

NON-PERFORMING ASSETS

Non-performing loans
Non-accrual loans	$49,616	$47,083	$36,198	$37,082	$36,266
Loans past due 90 days or more	14,577	17,159	20,267	19,696	13,223
Total non-performing loans	64,193	64,242	56,465	56,778	49,489
Other non-performing assets
Foreclosed assets held for sale, net	14,466	13,236	13,507	17,853	20,134
Other non-performing assets	947	497	405	3	3
Total other non-performing assets	15,413	13,733	13,912	17,856	20,137
Total non-performing assets	$79,606	$77,975	$70,377	$74,634	$69,626

Allowance for loan losses for loans to non-performing loans	165.68%	169.35%	195.15%	196.41%	222.70%
Non-performing loans to total loans	0.58%	0.58%	0.52%	0.52%	0.48%
Non-performing assets to total assets	0.52%	0.51%	0.47%	0.50%	0.49%

(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2019			December 31, 2018
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$272,410	$1,543	2.30%	$244,551	$1,241	2.01%
Federal funds sold	1,491	11	2.99%	741	9	4.82%
Investment securities - taxable	1,595,605	10,706	2.72%	1,553,467	9,873	2.52%
Investment securities - non-taxable - FTE	390,754	4,424	4.59%	400,742	4,453	4.41%
Loans receivable - FTE	11,036,503	164,170	6.03%	10,884,911	163,616	5.96%
Total interest-earning assets	13,296,763	180,854	5.52%	13,084,412	179,192	5.43%
Non-earning assets	1,782,909			1,754,567
Total assets	$15,079,672			$14,838,979

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$6,596,895	$19,537	1.20%	$6,405,419	$17,873	1.11%
Time deposits	1,903,373	8,469	1.80%	1,794,358	7,334	1.62%
Total interest-bearing deposits	8,500,268	28,006	1.34%	8,199,777	25,207	1.22%
Securities sold under agreement to repurchase	150,803	634	1.71%	147,895	602	1.61%
FHLB borrowed funds	1,159,629	6,118	2.14%	1,242,985	6,474	2.07%
Subordinated debentures	368,884	5,259	5.78%	368,695	5,215	5.61%
Total interest-bearing liabilities	10,179,584	40,017	1.59%	9,959,352	37,498	1.49%
Non-interest bearing liabilities
Non-interest bearing deposits	2,439,520			2,464,003
Other liabilities	115,911			76,822
Total liabilities	12,735,015			12,500,177
Shareholders' equity	2,344,657			2,338,802
Total liabilities and shareholders' equity	$15,079,672			$14,838,979
Net interest spread			3.93%			3.94%
Net interest income and margin - FTE		$140,837	4.30%		$141,694	4.30%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2019			March 31, 2018
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$272,410	$1,543	2.30%	$245,815	$929	1.53%
Federal funds sold	1,491	11	2.99%	9,682	6	0.25%
Investment securities - taxable	1,595,605	10,706	2.72%	1,560,464	8,970	2.33%
Investment securities - non-taxable - FTE	390,754	4,424	4.59%	345,217	3,997	4.70%
Loans receivable - FTE	11,036,503	164,170	6.03%	10,325,439	148,283	5.82%
Total interest-earning assets	13,296,763	180,854	5.52%	12,486,617	162,185	5.27%
Non-earning assets	1,782,909			1,747,752
Total assets	$15,079,672			$14,234,369

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$6,596,895	$19,537	1.20%	$6,409,585	$11,242	0.71%
Time deposits	1,903,373	8,469	1.80%	1,513,854	3,564	0.95%
Total interest-bearing deposits	8,500,268	28,006	1.34%	7,923,439	14,806	0.76%
Federal funds purchased	-	-	0.00%	78	1	5.20%
Securities sold under agreement to repurchase	150,803	634	1.71%	152,716	376	1.00%
FHLB borrowed funds	1,159,629	6,118	2.14%	1,150,091	4,580	1.62%
Subordinated debentures	368,884	5,259	5.78%	368,124	5,004	5.51%
Total interest-bearing liabilities	10,179,584	40,017	1.59%	9,594,448	24,767	1.05%
Non-interest bearing liabilities
Non-interest bearing deposits	2,439,520			2,381,259
Other liabilities	115,911			44,360
Total liabilities	12,735,015			12,020,067
Shareholders' equity	2,344,657			2,214,302
Total liabilities and shareholders' equity	$15,079,672			$14,234,369
Net interest spread			3.93%			4.22%
Net interest income and margin - FTE		$140,837	4.30%		$137,418	4.46%

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars and shares in thousands,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
except per share data)	2019	2018	2018	2018	2018	2019	2018

EARNINGS, AS ADJUSTED

GAAP net income available to common shareholders (A)	$71,350	$71,030	$80,284	$76,025	$73,064	$71,350	$73,064
Adjustments
Special dividend from equity investment	(2,134)	-	-	-	-	(2,134)	-
Merger and acquisition expenses	-	6,013	-	-	-	-	-
Hurricane expenses	897	470	-	-	-	897	-
Outsourced special project expense	900	-	-	-	-	900	-
Total adjustments	(337)	6,483	-	-	-	(337)	-
Tax-effect of adjustments	(88)	1,694	-	-	-	(88)	-
Adjustments after-tax (B)	(249)	4,789	-	-	-	(249)	-
Earnings, as adjusted (C)	$71,101	$75,819	$80,284	$76,025	$73,064	$71,101	$73,064

Average diluted shares outstanding (D)	169,592	173,311	174,867	173,936	174,383	169,592	174,383

GAAP diluted earnings per share: (A/D)	$0.42	$0.41	$0.46	$0.44	$0.42	$0.42	$0.42
Adjustments after-tax: (B/D)	-	0.03	-	-	-	-	-
Diluted earnings per common share excluding special dividend from equity investment, merger expenses, hurricane expenses & outsourced special project expense: (C/D)	$0.42	$0.44	$0.46	$0.44	$0.42	$0.42	$0.42

ANNUALIZED RETURN ON AVERAGE ASSETS

Return on average assets: (A/F)	1.92%	1.90%	2.14%	2.13%	2.08%	1.92%	2.08%
Return on average assets excluding special dividend from equity investment, merger expenses, hurricane expenses & outsourced special project expense: (ROA, as adjusted) ((A+E)/F)	1.91%	2.03%	2.14%	2.13%	2.08%	1.91%	2.08%
Return on average assets excluding intangible amortization: ((A+C)/(F-G))	2.09%	2.07%	2.33%	2.32%	2.27%	2.09%	2.27%

GAAP net income available to common shareholders (A)	$71,350	$71,030	$80,284	$76,025	$73,064	$71,350	$73,064
Amortization of intangibles (B)	1,587	1,587	1,617	1,624	1,626	1,587	1,626
Amortization of intangibles after-tax (C)	1,172	1,172	1,194	1,200	1,201	1,172	1,201
Total adjustments (D)	(337)	6,483	-	-	-	(337)	-
Adjustments after-tax (E)	(249)	4,789	-	-	-	(249)	-
Average assets (F)	15,079,672	14,838,979	14,880,931	14,304,483	14,234,369	15,079,672	14,234,369
Average goodwill, core deposits & other intangible assets (G)	1,000,494	1,002,070	1,001,843	975,345	976,451	1,000,494	976,451

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars and shares in thousands,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
except per share data)	2019	2018	2018	2018	2018	2019	2018

ANNUALIZED RETURN ON AVERAGE COMMON EQUITY

Return on average common equity: (A/C)	12.34%	12.05%	13.74%	13.54%	13.38%	12.34%	13.38%
Return on average common equity excluding special dividend from equity investment, merger expenses, hurricane expenses & outsourced special project expense: (ROE, as adjusted) ((A+B)/C)	12.30%	12.86%	13.74%	13.54%	13.38%	12.30%	13.38%
Return on average tangible common equity: (A/(C-D))	21.53%	21.08%	24.20%	23.90%	23.94%	21.53%	23.94%
Return on average tangible common equity excluding special dividend from equity investment, merger expenses, hurricane expenses & outsourced special project expense: (ROTCE, as adjusted) ((A+B)/(C-D))	21.45%	22.50%	24.20%	23.90%	23.94%	21.45%	23.94%

GAAP net income available to common shareholders (A)	$71,350	$71,030	$80,284	$76,025	$73,064	$71,350	$73,064
Adjustments after-tax (B)	(249)	4,789	-	-	-	(249)	-
Average common equity (C)	2,344,657	2,338,802	2,317,930	2,251,412	2,214,302	2,344,657	2,214,302
Average goodwill, core deposits & other intangible assets (D)	1,000,494	1,002,070	1,001,843	975,345	976,451	1,000,494	976,451

EFFICIENCY RATIO

Efficiency ratio: ((C-E)/(A+B+D))	41.01%	42.18%	37.23%	36.74%	37.83%	41.01%	37.83%
Efficiency ratio, as adjusted: ((C-E-G)/(A+B+D-F))	40.58%	38.30%	37.40%	37.03%	37.97%	40.58%	37.97%

Net interest income (A)	$139,470	$140,282	$145,910	$138,612	$136,209	$139,470	$136,209
Non-interest income (B)	23,672	23,507	25,847	27,673	25,805	23,672	25,805
Non-interest expense (C)	69,057	71,272	66,123	63,228	63,380	69,057	63,380
Fully taxable equivalent adjustment (D)	1,367	1,412	1,489	1,403	1,209	1,367	1,209
Amortization of intangibles (E)	1,587	1,587	1,617	1,624	1,626	1,587	1,626

Adjustments:
Non-interest income:
Special dividend from equity investment	$2,134	$-	$-	$-	$-	$2,134	$-
Gain (loss) on OREO	206	114	836	1,046	405	206	405
Gain (loss) on SBA loans	241	75	47	262	182	241	182
Gain (loss) on branches, equipment and other assets, net	79	(25)	(102)	-	7	79	7
Total non-interest income adjustments (F)	$2,660	$164	$781	$1,308	$594	$2,660	$594

Non-interest expense:
Merger Expenses	$-	$6,013	$-	$-	$-	$-	$-
Hurricane damage expense	897	470	-	-	-	897	-
Outsourced special project expense	900	-	-	-	-	900	-
Total non-interest expense adjustments (G)	$1,797	$6,483	$-	$-	$-	$1,797	$-

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)	2019	2018	2018	2018	2018

TANGIBLE BOOK VALUE PER COMMON SHARE

Book value per common share: (A/B)	$14.04	$13.76	$13.44	$13.26	$12.89
Tangible book value per common share: ((A-C-D)/B)	8.10	7.90	7.68	7.52	7.27

Total stockholders' equity (A)	$2,361,484	$2,349,886	$2,341,026	$2,314,013	$2,238,181
End of period common shares outstanding (B)	168,173	170,720	174,135	174,511	173,603
Goodwill (C)	$958,408	$958,408	$958,408	$956,418	$927,949
Core deposit and other intangibles (D)	41,310	42,896	44,484	46,101	47,726

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

Equity to assets: (B/A)	15.56%	15.36%	15.70%	15.51%	15.63%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	9.60%	9.43%	9.62%	9.42%	9.46%

Total assets (A)	$15,179,501	$15,302,438	$14,912,738	$14,924,120	$14,323,229
Total stockholders' equity (B)	2,361,484	2,349,886	2,341,026	2,314,013	2,238,181
Goodwill (C)	958,408	958,408	958,408	956,418	927,949
Core deposit and other intangibles (D)	41,310	42,896	44,484	46,101	47,726